UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2009 (January 13, 2009)

RENAISSANCE ACQUISITION CORP.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33258	20-4720414
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Sample Road, Suite 400, Pompano Beach, Florida	33064
(Address of Principal Executive Offices)	(Zip Code)

(954) 784-3031

 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name of Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On January 13, 2009 Renaissance Acquisition Corp. (“Renaissance”) and First Communications, Inc. (“First Communications”) jointly agreed to terminate the Agreement and Plan of Merger by and among Renaissance, FCI Merger Sub I, Inc., FCI Merger Sub II, LLC, First Communications, Inc. (“First Communications”) and The Gores Group LLC, solely in its capacity as Stockholders’ Representative, dated as of September 13, 2008, as amended (the “Merger Agreement”), pursuant to a letter of termination. The material terms and conditions of the Merger Agreement and the amendments thereto were previously disclosed in Renaissance’s Current Reports on Form 8-K filed on September 18, 2008,  December 23, 2008 and January 6, 2009, and, to the extent required by Item 1.02 of Form 8-K, those descriptions are incorporated by reference.

Renaissance was recently informed by the United States Securities and Exchange Commission that it would require First Communications to provide, in Renaissance’s proxy statement, fiscal year audited financial statements for additional historical periods for entities acquired by First Communications. Both companies have determined that it would not be possible to provide these financial statements within sufficient time to close the transaction prior to January 29, 2009, the deadline for Renaissance to complete a business combination.

On January 14, 2009, Renaissance and First Communications issued a joint press release announcing termination of the Merger Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1

Press Release of Renaissance Acquisition Corp. dated January 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2009	RENAISSANCE ACQUISITION CORP.

By:	/s/ Barry W. Florescue
Name:	Barry W. Florescue
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Renaissance Acquisition Corp. dated January 14, 2009.